HI SPEED RAIL FACILITIES PROVIDER, INC.

MASTER TRUST INDENTURE

HSRF TRUST, AS TRUSTEE

Relating to

$20,000,000,000

HI SPEED RAIL FACILITIES PROVIDER, INC.

REVENUE BONDS, SERIES 2012

AMERI METRO, INC.

Developer

ING INVESTMENT MANAGEMENT CO.

AS ASSET MANGER

Dated as of __________ , 2012